Exhibit 10.4
FIRST SUPPLEMENTAL INDENTURE
FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 30, 2021, is between Diamondback E&P LLC, a Delaware limited liability company (the “New Issuer”), as successor by merger to Energen Corporation, an Alabama corporation (“Energen”), and The Bank of New York Mellon Trust Company, N.A., successor in interest to The Bank of New York, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, Energen, as issuer, has heretofore executed and delivered to the Trustee an Indenture, dated as of September 1, 1996 (the “Base Indenture”), between Energen and the Trustee, as supplemented by (i) that certain Amended and Restated Officers’ Certificate pursuant to Section 301 of the Base Indenture, dated as of February 27, 1998, and that certain Supplemental Company Order – Medium-Term Notes, Series B, dated as of February 27, 1998 (as so supplemented the “7.125% Indenture”), pursuant to which Energen has issued its 7.125% Medium Term Notes, Series B due 2028 (the “7.125% Notes”) and (ii) that certain Officers’ Certificate pursuant to Section 301 of the Base Indenture, dated as of September 13, 1996, that certain Officers’ Certificate pursuant to Section 301 of the Base Indenture, dated as of July 8, 1997, and that certain Pricing Supplement No. 17, dated as of July 23, 1997 (as so supplemented the “7.32% Indenture” and, together with the 7.125% Indenture, the “Indentures” and each, an “Indenture”) pursuant to which Energen has issued its 7.32% Medium Term Notes, Series A due 2022 (together with the 7.125% Notes, the “Notes”);
WHEREAS, pursuant to Section 1101 of the Base Indenture, Energen is permitted to merge into any other Corporation if (1) the Corporation into which Energen is merged (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest, if any, on all Outstanding Notes and the performance of every covenant of the Indentures on the part of Energen to be performed or observed, (2) immediately after giving effect to such transaction and treating any indebtedness for borrowed money which becomes an obligation of Energen as a result of the transaction as having been incurred by Energen at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and (3) the Successor Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such merger and such supplemental indenture complies with Article Eleven of the Base Indenture and that all conditions precedent provided for in the Indentures relating to such transactions have been complied with;
WHEREAS, as of the date hereof, Energen is merging with and into the New Issuer, with the New Issuer as the surviving Corporation (the “Merger”) and the New Issuer will thereafter succeed to, and be substituted for, and may exercise every right and power of, Energen under the Indentures with the same effect as if the New Issuer had been named as the “Company” in the

Indentures, and thereafter, Energen shall be relieved of all obligations and covenants under the Indentures and the Notes;
WHEREAS, the New Issuer, as the Corporation into which Energen is merged is a limited liability company organized and existing under the laws of the State of Delaware and, pursuant to this Supplemental Indenture, shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest, if any, on all Outstanding Notes and the performance of every covenant of the Indentures on the part of Energen to be performed or observed;
WHEREAS, immediately after giving effect to the Merger and treating any indebtedness for borrowed money which becomes an obligation of Energen as a result of the transaction as having been incurred by Energen at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;
WHEREAS, the New Issuer is delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that each of the Merger and the Supplemental Indenture complies with Article Eleven of the Base Indenture and that all conditions precedent provided for in the Indentures relating to such transactions have been complied with; and
WHEREAS, pursuant to Section 1201(a) of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of any Holders.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture.
2.    AGREEMENT TO ASSUME ISSUER OBLIGATIONS. The New Issuer hereby (i) assumes all the obligations of Energen under the Indentures, including the due and punctual payment of the principal of and premium, if any, and interest, if any, on all Outstanding Notes and the performance of every covenant of the Indentures on the part of Energen to be performed or observed and (ii) succeeds to, and shall be substituted for, and may exercise every right and power of, Energen under the Indentures with the same effect as if the New Issuer had been named as the ”Company” in the Indentures. All references to the Issuer or the Company in this Supplemental Indenture, the Base Indenture, the Notes and any relevant Indenture shall henceforth be to the New Issuer, not Energen.
3.    LIABILITY SOLELY CORPORATE. No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Notes, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indentures, against any incorporator, stockholder, officer or director, as such, past, present or future of the New Issuer or of any predecessor or successor Corporation (either directly or through the New Issuer or a predecessor or successor Corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indentures and all the Notes are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, past, present or future, of the New Issuer or of any predecessor or successor Corporation, either directly or indirectly through the New Issuer or any predecessor or successor Corporation, because of the indebtedness authorized by the Indentures or under or by reason of any of the obligations, covenants or agreements contained in the Indentures or in any of the Notes or to be implied therefrom, and that any such personal liability was expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indentures and the issuance of the Notes.

4.    GOVERNING LAW. This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.
5.    COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or Portable Document Format (“PDF”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original instrument for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    NOT RESPONSIBLE FOR RECITALS. The recitals contained herein shall be taken as the statements of New Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.
8.    RIGHTS OF THE TRUSTEE. Section 903 of the Base Indenture is hereby amended by:
(a)    deleting “and” at the end of section (g); and
(b)    adding the following as new sections (i), (j) and (k) in alphabetical order therein:
“(i)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j)    Delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice, or knowledge of any information, contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates); and
(k)    The Trustee shall not be deemed to have notice of any default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and the Indenture.”
9.    AUTHENTICATION OF THE NOTES. Section 202 of the Base Indenture is hereby amended by adding the following at the end of the existing provision:
“The Trustee may authenticate the Notes by manual, facsimile or electronic signature, provided that any electronic signature is a true representation of the signer’s actual signature.”
10.    NOTICES, ETC. TO TRUSTEE AND COMPANY. Section 105 of the Base Indenture is hereby amended by:
(a)    replacing Section 105(b) in its entirety with the following:
“(b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of its Treasurer at 500 West Texas, Suite 1200, Midland, Texas 79701 or at any other address previously furnished in writing to the Trustee by the Company.” and
(b)    adding the following as a new paragraph at the end of the existing provision:
“The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. "Electronic Means" shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.”
    11.    OPINION OF COUNSEL. The definition of “Opinion of Counsel” in the Base Indenture is hereby replaced in its entirety with the following:
“’Opinion of Counsel’ means a written opinion of counsel, who may be counsel for the Company, which opinion shall be acceptable to the Trustee.”
    12.    OFAC SANCTIONS.
(a)     The New Issuer represents that neither it nor any of its Subsidiaries, directors or officers, is the target or subject of any sanctions enforced by the US Government, (including the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, or Her Majesty’s Treasury (collectively “Sanctions”).
(b)     The New Issuer covenants that neither it nor any of its Subsidiaries, directors or officers will use any part of any proceeds received in connection with issuances of Securities made under this Indenture on or after the date of the First Supplemental Indenture to this Indenture, dated as of June 30, 2021 (such date, the “First Supplemental Indenture Date”) (i) to fund or facilitate any activities of or business with any Person who, at the time of such funding or facilitation, is the subject or target of Sanctions in any manner that will result in a violation of Sanctions by any Person, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of comprehensive Sanctions (as of the First Supplemental Indenture Date, such countries and territories being Crimea, Cuba, Iran, North Korea and Syria) in any manner that will result in a violation of Sanctions by any Person, or (iii) in any other manner that will result in a violation of Sanctions by any Person.
[Signatures to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

DIAMONDBACK E&P LLC, as the New Issuer

By: /s/ Teresa L. Dick
Name: Teresa L. Dick
Title: Executive Vice President, Chief Accounting Officer, and Assistant Secretary
Signature Page to First Supplemental Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By: /s/ Manjari Purkayastha
Name: Manjari Purkayastha
Title: Vice President
Signature Page to First Supplemental Indenture